Exhibit 99.1

Shuttle Pharma Announces Its Intent to Pursue a Rights Offering

ROCKVILLE, Md., February 13, 2024 -- Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“SHPH” or the “Company”), a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT), along with its wholly-owned subsidiary, Shuttle Diagnostics, Inc., a Maryland corporation (“Diagnostics”), today announced its intent to commence a Rights Offering where it plans to raise up to $4.5 million through the distribution of subscription rights and the exercise thereof, which full rights will entitle existing SHPH stockholders to purchase from the Company units (the “Units”), with each Unit consisting of (i) one share of SHPH common stock, (ii) a warrant to purchase one share of SHPH common stock exercisable at a per share purchase price of $2.35 per share, and (iii) a percentage of equity interest in Diagnostics. The Units will be sold at a per Unit price equal to 90% of the VWAP of SHPH common stock for the five trading days immediately preceding closing.

SHPH has separately entered into a securities purchase agreement with SRO LLC, a Nevada limited liability company, pursuant to which SRO LLC agreed to commit to purchasing from the Company $2.25 million of Units from the Company. In addition, in the event the Company fails to raise a full $4.5 million in the Rights Offering, SRO LLC agreed to a backstop commitment pursuant to which it would have the right to purchase any remaining Units not purchased by existing SHPH stockholders in the Rights Offering, up to an additional $2.25 million.

In conjunction with its entry into the Purchase Agreement, on February 7, 2024, the Company entered into a placement agent and advisory services agreement with Boustead Securities, LLC (“BSL”), pursuant to which BSL and BSL’s affiliates will provide the Company with regular and customary financial consulting advice and will act as placement agent, on a best efforts basis, for the Rights Offering.

SHPH intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended, in order to effect the Rights Offering, which Rights Offering will be made to holders of SHPH common stock, and other security holders having the right to participate, as of a yet-to-be-determined record date. SHPH currently plans to fix a record date following its filing of a registration statement on Form S-1 registering the Rights Offering and after it completes the requisite review process by the Commission’s staff. At such time, SHPH stockholders as of the record date will be notified of their right to participate in the Rights Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering, when commenced, will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to statements concerning future results, strategy and plans of the Company (including certain statements which may be identified by the use of the words “plans,” “expects,” “does not expect,” “estimated,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” “does not anticipate” or “believes,” or variations of such words and phrases, or state that certain actions, events or results “may,” “could,” “would,” “might,” “projects,” “will,” “will be taken,” “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Company, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Additional information on these and other factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the SEC, including, but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q. Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com